EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT HAVE 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of GIANT GROUP, LTD. (the “Company”), does hereby certify, to such officer’s knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (“Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ PASQUALE A. AMBROGIO

Pasquale A. Ambrogio Chief Executive Officer
March 29, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.